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                                                                    Exhibit 21.1

At the time of distribution, the following corporations will be wholly-owned subsidiaries of Edwards Lifesciences Corporation:

                                                      STATE OF        COUNTRY OF
                                                  INCORPORATION/  INCORPORATION/
LEGAL ENTITY                                         FORMATION       FORMATION
------------                                      --------------  --------------
Benchmark, Inc.                                      Utah         U.S.
Edwards Lifesciences Cardiovascular Resources, Inc.  Pennsylvania U.S.
Edwards Lifesciences Corporation of Puerto Rico      Delaware     U.S.
Edwards Lifesciences Japan Holdings Inc.             Delaware     U.S.
Edwards Lifesciences LLC                             Delaware     U.S.
Edwards Lifesciences Research Medical, Inc.          Utah         U.S.
Edwards Lifesciences Sales Corporation               Delaware     U.S.
Edwards Lifesciences Sub Inc.                        Delaware     U.S.
Edwards Lifesciences (U.S.) Inc.                     Delaware     U.S.
Edwards Lifesciences World Trade Corporation         Delaware     U.S.
PSICOR Merger Corporation                            Delaware     U.S.

Edwards Lifesciences Austria GmbH                                 Austria
Edwards Lifesciences S.P.R.L.                                     Belgium
Edwards Lifesciences Macchi Ltda.                                 Brazil
Edwards Lifesciences (Canada) Inc.                                Canada
Edwards Lifesciences Holding A/S                                  Denmark
Edwards Lifesciences Limited                                      England
Edwards Lifesciences SAS                                          France
Edwards Lifesciences Holding GmbH                                 Germany
Edwards Lifesciences GmbH                                         Germany
PAS Palzer GmbH & Co. KG                                          Germany
PAS Palzer Verwaltungs GmbH                                       Germany
Edwards Lifesciences (India) Pte Ltd.                             India
CVG Italia SpA                                                    Italy
Edwards Lifesciences Limited                                      Japan
Edwards Lifesciences Finance Limited                              Japan
Edwards Lifesciences Korea Co., Ltd.                              Korea
Edwards Lifesciences Mexico, S.A. de C.V.                         Mexico
Edwards Lifesciences BV                                           The Netherlands
Edwards Lifesciences Uden BV                                      The Netherlands
Edwards Lifesciences SL                                           Spain
Edwards Lifesciences AG                                           Switzerland
Edwards Lifesciences Holding AG                                   Switzerland
Edwards Lifesciences GmbH                                         Switzerland